Exhibit 99.1

FOR IMMEDIATE RELEASE:

ONE SECURITIES TO COMMENCE SEPARATE TRADING

SAN FRANCISCO, CA (October 6, 2020) – one (NYSE: AONE.U) (the “Company”) announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about October 8, 2020. The common stock and warrants will trade under the symbols “AONE” and “AONE WS”, respectively. Units not separated will continue to be listed on the NYSE under the symbol “AONE.U.”

one is a blank check company organized for the purpose of effecting a business combination with one or more target businesses. one’s efforts to identify a prospective partner business will not be limited to a particular industry or geographic region, although it intends to focus its search on partner businesses operating in North America in the innovation economy.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the companies’ registration statements and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The companies assume no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company:

one

Kevin E. Hartz, CEO

16 Funston Avenue, Suite A

San Francisco, CA 94129

(415) 480-1752